Exhibit 99.1

Mr. Cooper Group Reports Fourth Quarter 2022 Results

  Reported total net income of $1 million including other mark-to-market of $58 million, equivalent to ROCE of 0.1%
  Book value per share increased to $58.57 and tangible book value per share increased to $56.72, up 29% year-over-year
  Servicing UPB grew to $870 billion, up 23% y/y
  Repurchased 1.3 million shares of common stock for $54 million

DALLAS--(BUSINESS WIRE)--February 10, 2023--Mr. Cooper Group Inc. (NASDAQ: COOP) (the “Company”), which principally operates under the Mr. Cooper® and Xome® brands, reported a fourth quarter net income of $1 million or $0.01 per diluted share. Net income included other mark-to-market of $58 million, which excludes fair value of excess spread accretion of $2 million. Excluding other mark-to-market and other items, the Company reported pretax operating income of $82 million. Other items included $23 million charge due to severance and property consolidation and $10 million loss associated with equity investments, and $1 million loss in intangible amortization.

Chairman and CEO Jay Bray commented, “The Company produced exceptional results in 2022, growing the portfolio by 23% year-over-year and tangible book value per share by 29%, despite a very challenging year for the industry. This is a clear validation of our balanced business model, the investments we’ve made in technology, and the incredible talent and hard work of our people.”

Chris Marshall, Vice Chairman and President added, “Over the last year, we’ve continued to drive greater efficiencies throughout the company and especially in our servicing platform, which is key to the low-cost leadership strategy that’s driving customer growth and positioning us to deliver higher return on equity.”

Servicing

The Servicing segment is focused on providing a best-in-class home loan experience for our 4.1 million customers while simultaneously strengthening asset performance for investors. In the fourth quarter, Servicing recorded pretax income of $98 million, including other mark-to-market of $58 million. The servicing portfolio ended the quarter at $870 billion in UPB. Servicing generated pretax operating income, excluding other mark-to-market, of $159 million. At quarter end, the carrying value of the MSR was $6,654 million equivalent to 162 bps of MSR UPB.

	Quarter Ended
($ in millions)	Q4'22		Q3'22
	$	BPS	$	BPS
Operational revenue	$394	18.2	$377	18.3
Amortization, net of accretion	(123)	(5.7)	(169)	(8.2)
Mark-to-market	(56)	(2.6)	124	6.0
Total revenues	215	9.9	332	16.1
Total expenses	(147)	(6.8)	(147)	(7.1)
Total other expenses, net	30	1.4	18	0.9
Income before taxes	98	4.5	203	9.9
Other mark-to-market	58	2.7	(122)	(5.9)
Accounting items	3	0.1	—	—
Pretax operating income excluding other mark-to-market and accounting items	$159	7.3	$81	4.0

	Quarter Ended
	Q4'22		Q3'22
MSR UPB($B)		$411		$396
Subservicing and Other UPB ($B)		459		458
Ending UPB ($B)		$870		$854
Average UPB ($B)		$868		$823
60+ day delinquency rate at period end		2.6%		2.5%
Annualized CPR		4.9%		8.3%
Modifications and workouts		14,966		16,505

Originations

The Originations segment focuses on creating servicing assets at attractive margins by acquiring loans through the correspondent channel and refinancing existing loans through the direct-to-consumer channel. Originations reported pretax loss of $14 and pretax operating loss of $2 million.

The Company funded 12,746 loans in the fourth quarter, totaling approximately $3.2 billion UPB, which was comprised of $1.9 billion in direct-to-consumer and $1.3 billion in correspondent. Funded volume decreased 45% quarter-over-quarter, while pull through adjusted volume decreased 47% quarter-over-quarter to $2.8 billion.

	Quarter Ended
($ in millions)	Q4'22	Q3'22
(Loss) income before taxes	$(14)	$46
Accounting items / other	12	—
Pretax operating (loss) income excluding accounting items and other	$(2)	$46
	Quarter Ended
($ in millions)	Q4'22	Q3'22
Total pull through adjusted volume	$2,797	$5,276
Funded volume	$3,169	$5,741
Refinance recapture percentage	77%	76%
Recapture percentage	24%	28%
Purchase volume as a percentage of funded volume	44%	42%

Conference Call Webcast and Investor Presentation

The Company will host a conference call on February 10, 2023 at 10:00 A.M. Eastern Time. Preregistration for the call is now available in the Investor section of www.mrcoopergroup.com. Participants will receive a toll-free dial-in number and a unique registrant ID to be used for immediate call access. A simultaneous audio webcast of the conference call will be available under the investors section on www.mrcoopergroup.com.

Non-GAAP Financial Measures

The Company utilizes non-GAAP financial measures as the measures provide additional information to assist investors in understanding and assessing the Company’s and our business segments’ ongoing performance and financial results, as well as assessing our prospects for future performance. The adjusted operating financial measures facilitate a meaningful analysis and allow more accurate comparisons of our ongoing business operations because they exclude items that may not be indicative of or are unrelated to the Company’s and our business segments’ core operating performance, and are better measures for assessing trends in our underlying businesses. These notable items are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operational and planning decisions and evaluating the Company’s and our business segment’s ongoing performance. Pretax operating income (loss) in the servicing segment eliminates the effects of mark-to-market adjustments which primarily reflects unrealized gains or losses based on the changes in fair value measurements of MSRs and their related financing liabilities for which a fair value accounting election was made. These adjustments, which can be highly volatile and material due to changes in credit markets, are not necessarily reflective of the gains and losses that will ultimately be realized by the Company. Pretax operating income (loss) in each segment also eliminates, as applicable, transition and integration costs, gains (losses) on sales of fixed assets, certain settlement costs that are not considered normal operational matters, intangible amortization, change in equity method investments, fair value change in equity investments and other adjustments based on the facts and circumstances that would provide investors a supplemental means for evaluating the Company’s core operating performance. Return on tangible common equity (ROTCE) is computed by dividing net income by average tangible common equity (also known as tangible book value). Tangible common equity equals total stockholders’ equity less goodwill and intangible assets. Management believes that ROTCE is a useful financial measure because it measures the performance of a business consistently and enables investors and others to assess the Company’s use of equity. Tangible book value is defined as stockholders’ equity less goodwill and intangible assets. Our management believes tangible book value is useful to investors because it provides a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets.

Forward Looking Statements

Any statements in this release that are not historical or current facts are forward looking statements. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. Certain of these risks and uncertainties are described in the “Risk Factors” section of Mr. Cooper Group’s most recent annual reports and other required documents as filed with the SEC which are available at the SEC’s website at http://www.sec.gov. Mr. Cooper undertakes no obligation to publicly update or revise any forward-looking statement or any other financial information contained herein, and the statements made in this press release are current as of the date of this release only.

Financial Tables

MR. COOPER GROUP INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (millions of dollars, except for earnings per share data)

	Three Months Ended December 31, 2022	Three Months Ended September 30, 2022
Revenues:
Service related, net	$255	$395
Net gain on mortgage loans held for sale	48	115
Total revenues	303	510
Total expenses:	292	316
Other income (expense), net:
Interest income	92	83
Interest expense	(103)	(104)
Other (expense), net	(10)	(20)
Total other (expense), net	(21)	(41)
(Loss) income before income tax (benefit) expense	(10)	153
Income tax (benefit) expense	(11)	40
Net income	1	113
Net income attributable to non-controlling interest	—	—
Net income attributable to common stockholders	$1	$113

Earnings per common share attributable to Mr. Cooper:
Basic	$0.01	$1.59
Diluted	$0.01	$1.55
Weighted average shares of common stock outstanding (in millions):
Basic	69.9	71.2
Diluted	71.6	72.9

MR. COOPER GROUP INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (millions of dollars)

		Unaudited
	December 31, 2022	September 30, 2022
Assets
Cash and cash equivalents	$527	$530
Restricted cash	175	148
Mortgage servicing rights at fair value	6,654	6,408
Advances and other receivables, net	1,019	831
Mortgage loans held for sale at fair value	893	1,581
Property and equipment, net	65	69
Deferred tax assets, net	703	711
Other assets	2,740	2,537
Total assets	$12,776	$12,815

Liabilities and Stockholders' Equity
Unsecured senior notes, net	$2,673	$2,673
Advance and warehouse facilities, net	2,885	3,070
Payables and other liabilities	2,633	2,428
MSR related liabilities - nonrecourse at fair value	528	539
Total liabilities	8,719	8,710
Total stockholders' equity	4,057	4,105
Total liabilities and stockholders' equity	$12,776	$12,815

UNAUDITED SEGMENT STATEMENT OF OPERATIONS & EARNINGS RECONCILIATION (millions of dollars, except for earnings per share data)

	Three Months Ended December 31, 2022
	Servicing	Originations	Corporate/ Other	Consolidated

Service related, net	$223	$12	$20	$255
Net gain on mortgage loans held for sale	(8)	56	—	48
Total revenues	215	68	20	303
Total expenses	147	81	64	292
Other (expense) income, net:
Interest income	83	9	—	92
Interest expense	(53)	(10)	(40)	(103)
Other expense, net	—	—	(10)	(10)
Total other (expense) income, net	30	(1)	(50)	(21)
Pretax income (loss)	$98	$(14)	$(94)	$(10)
Income tax benefit				(11)
Net income				1
Net income attributable to noncontrolling interests				—
Net income attributable to common stockholders				$1
Net income per share
Basic				$0.01
Diluted				$0.01

Non-GAAP Reconciliation:
Pretax income (loss)	$98	$(14)	$(94)	$(10)
Other mark-to-market	58	—	—	58
Accounting items / other	3	12	18	33
Intangible amortization	—	—	1	1
Pretax operating income (loss)	$159	$(2)	$(75)	$82
Income tax expense(1)				(20)
Operating income				$62
ROTCE(2)				6.3%
Average tangible book value (TBV)(3)				$3,953
(1)	Assumes tax-rate of 24.2%.
(2)	Computed by dividing annualized earnings by average TBV.
(3)	Average of beginning TBV of $3,976 and ending TBV of $3,929.

UNAUDITED SEGMENT STATEMENT OF OPERATIONS & EARNINGS RECONCILIATION (millions of dollars, except for earnings per share data)

	Three Months Ended September 30, 2022
	Servicing	Originations	Corporate/ Other	Consolidated

Service related, net	$353	$20	$22	$395
Net gain on mortgage loans held for sale	(21)	136	—	115
Total revenues	332	156	22	510
Total expenses	147	111	58	316
Other (expense) income, net:
Interest income	71	12	—	83
Interest expense	(53)	(11)	(40)	(104)
Other income, net	—	—	(20)	(20)
Total other (expense) income, net	18	1	(60)	(41)
Pretax income (loss)	$203	$46	$(96)	$153
Income tax expense				40
Net income				113
Net income attributable to noncontrolling interests				—
Net income attributable to common stockholders				$113
Net income per share
Basic				$1.59
Diluted				$1.55

Non-GAAP Reconciliation:
Pretax income (loss)	$203	$46	$(96)	$153
Other mark-to-market	(122)	—	—	(122)
Accounting items / other	—	—	23	23
Intangible amortization	—	—	2	2
Pretax operating income (loss)	$81	$46	$(71)	$56
Income tax expense				(14)
Operating income(1)				$42
ROTCE(2)				4.3%
Average tangible book value (TBV)(3)				$3,941
(1)	Assumes tax-rate of 24.2%.
(2)	Computed by dividing annualized earnings by average TBV.
(3)	Average of beginning TBV of $3,906 and ending TBV of $3,976.

UNAUDITED SEGMENT STATEMENT OF OPERATIONS & EARNINGS RECONCILIATION (millions of dollars, except for earnings per share data)

	Year Ended December 31, 2022
	Servicing	Originations	Corporate/ Other	Consolidated

Service related, net	$1,691	$98	$76	$1,865
Net gain on mortgage loans held for sale	(33)	632	—	599
Total revenues	1,658	730	76	2,464
Total expenses	559	491	224	1,274
Other income (expense), net:
Interest income	208	53	—	261
Interest expense	(221)	(43)	(160)	(424)
Other income, net	—	—	187	187
Total other income (expense), net	(13)	10	27	24
Pretax income (loss)	$1,086	$249	$(121)	$1,214
Income tax expense				291
Net income				923
Net income attributable to noncontrolling interests				—
Net income attributable to common stockholders				$923
Net income per share
Basic				$12.84
Diluted				$12.50

Non-GAAP Reconciliation:
Pretax income (loss)	$1,086	$249	$(121)	$1,214
Other mark-to-market	(812)	—	—	(812)
Accounting items / other	4	16	(177)	(157)
Intangible amortization	—	—	6	6
Pretax operating income (loss)	$278	$265	$(292)	$251
Income tax expense				(61)
Operating income(1)				$190
ROTCE(2)				4.9%
Average tangible book value (TBV)(3)				$3,914
(1)	Assumes tax-rate of 24.2%.
(2)	Computed by dividing annualized earnings by average TBV.
(3)	Average of quarterly TBV averages of $3,844 for 1Q’22, $3,906 for 2Q’22, $3,976 for 3Q’22, and $3,929 for 4Q’22.

Non-GAAP Reconciliation:	Quarter Ended
($ in millions except value per share data)	Q4'22	Q3'22	Q2'22	Q1'22
Stockholders' equity (BV)	$4,057	$4,105	$4,037	$3,977
Goodwill	(120)	(120)	(120)	(120)
Intangible assets	(8)	(9)	(11)	(13)
Tangible book value (TBV)	$3,929	$3,976	$3,906	$3,844
Ending shares of common stock outstanding (in millions)	69.3	70.6

BV/share	$58.57	$58.18
TBV/share	$56.72	$56.35

Net income	$1	$113
ROCE(1)	0.1%	11.1%

Beginning stockholders’ equity	$4,105	$4,037
Ending stockholders’ equity	$4,057	$4,105
Average stockholders’ equity (BV)	$4,081	$4,071
(1)	Return on Common Equity (ROCE) is computed by dividing annualized earnings by average BV.

Contacts

Investor Contact:
Kenneth Posner, SVP Strategic Planning and Investor Relations
(469) 426-3633
Shareholders@mrcooper.com

Media Contact:
Christen Reyenga, VP Corporate Communications
MediaRelations@mrcooper.com